EXHIBIT 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of Alion Science and Technology Corporation (the “Corporation”) on Form 10-Q for the three months ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael J. Alber, Principal Financial Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.
Date: March 12, 2008

/s/ Michael J. Alber

Name: Michael J. Alber Title: Principal Financial Officer

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